Exhibit 99.1

Press Release of Hertz Global Holdings, Inc.

HERTZ ANNOUNCES THIRD PHASE OF RESTRUCTURING INITIATIVE

•               $24 million of projected annualized savings

•               Additional initiatives to improve operational efficiency to be announced throughout 2007

PARK RIDGE, NJ (June 1, 2007) — Hertz Global Holdings, Inc. (NYSE: HTZ) (“Hertz”, or the “Company”) the operator of the world’s largest general use car rental brand, and one of the largest equipment rental businesses in North America, announced today a restructuring initiative to further improve the Company’s operational efficiency.  The initiative, being implemented during the second quarter of 2007, affects approximately 480 positions in the Company’s U.S. car and equipment rental operations, and its Oklahoma City service center, and generally excludes customer-facing positions.  The initiative is expected to result in approximately $24 million of annualized savings.  The Company anticipates incurring an $8 million to $10 million charge for one-time severance costs and ongoing restructuring activities that will be taken during the second quarter of 2007.

During the first quarter of 2007, the Company announced initiatives affecting approximately 1550 positions, primarily in the U.S., Canada, Puerto Rico, Brazil, Australia and New Zealand.    These earlier initiatives are expected to result in annualized savings of approximately $140 million, and resulted in a $32.6 million restructuring charge taken during the first quarter of 2007.   By the end of the fourth quarter of 2007, Hertz expects to implement cost initiatives in its European operations that are expected to result in additional annualized savings of approximately $50 million.  The Company plans to announce, as plans are finalized, other efficiency initiatives during 2007.

ABOUT HERTZ

Hertz, the world’s largest general use car rental brand, operates from approximately 7,700 locations in 145 countries worldwide. Hertz is the number one airport car rental brand in the United States and at 69 major airports in Europe as well as the only car rental company with corporate and licensee locations in Africa, Asia, Australia, Latin America and North America.  Product and service initiatives such as Hertz #1 Club Gold, NeverLost customized, onboard navigation systems, SIRIUS Satellite Radio, and unique cars and SUVs offered through Hertz’s Prestige, Fun and Green collections, set Hertz apart from the competition.  Hertz also operates one of the largest equipment rental companies in the United States and Canada combined, with corporate locations in France and Spain.

CAUTIONARY NOTE CONCERNING FORWARD LOOKING STATEMENTS

Certain statements contained in this press release include “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. You should not place undue reliance on these statements. Forward-looking statements include information concerning Hertz’s anticipated implementation of productivity and efficiency initiatives, including targeted job reductions, and the anticipated savings and restructuring charges expected to be realized or incurred in connection therewith.

These statements often include words such as “believe,” “expect,” “project,” “anticipate,” “intend,” “plan,” “estimate,” “seek,” “will,” “may,” “should” or similar expressions. These statements are based on certain assumptions that Hertz has made in light of its experience in the industry as well as its perceptions of historical trends, current conditions, expected future developments and other factors that Hertz believes are appropriate in these circumstances. As you read this press release, you should understand that these statements are not guarantees of performance or results. They involve risks, uncertainties and assumptions. Many factors could affect Hertz’s actual results and its ability to implement its cost savings and efficiency initiatives successfully, and could cause Hertz’s actual results to differ materially from those expressed in the forward-looking statements. Some important factors include: Hertz’s operations; economic performance; financial condition; management forecasts; efficiencies, cost savings and opportunities to increase productivity and profitability; income and margins; liquidity; anticipated growth; economies of scale; the economy; future economic performance; Hertz’s ability to maintain profitability during adverse economic cycles and unfavorable external events (including war, terrorist acts, natural disasters and epidemic disease); future acquisitions and dispositions; litigation; potential and contingent liabilities; management’s plans; taxes; and refinancing of existing debt. In light of these risks, uncertainties and assumptions, the forward-looking statements contained in this press release might not prove to be accurate and you should not place undue reliance upon them. All forward-looking statements attributable to Hertz or persons acting on Hertz’s behalf are expressly qualified in their entirety by the foregoing cautionary statements. All such statements speak only as of the date made, and Hertz undertakes no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

Hertz cautions you therefore that you should not rely unduly on these forward-looking statements. You should understand the risks and uncertainties discussed in “Risk Factors” and elsewhere in Hertz’s annual report for 10-K for the year ended December 31, 2006, as filed with the United States Securities and Exchange Commission, or the “SEC,” could affect Hertz’s future results and the outcome of its implementation of its cost savings and efficiency initiatives, and could cause those results or other outcomes to differ materially from those expressed or implied in Hertz’s forward-looking statements.